                                                                     Exhibit 1.1


                            UNDERWRITING AGREEMENT



                                                               September 5, 2001



Sara Lee Corporation
Three First National Plaza
Chicago, Illinois 60602-4260



Dear Sirs:



     We (the "Managers") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters") and we understand that Sara Lee Corporation, a Maryland corporation (the "Company"), proposes to issue and sell $250,000,000 aggregate principal amount of Floating Rate Notes Due 2003 (the "Floating Rate Notes") and $1,000,000,000 aggregate principal amount of 6 1/4% Notes Due 2011 (the "Fixed Rate Notes" and, together with the Floating Rate Notes, the "Offered Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amounts of the Offered Securities set forth below opposite their names at a purchase price equal to 99.650% for the Floating Rate Notes and 98.857% for the Fixed Rate Notes plus accrued interest, if any, on the Offered Securities from September 10, 2001 to the date of payment and delivery of the principal amount of the Offered
Securities:

                                      Principal          Principal
                                      Amount of          Amount of
                                       Floating            Fixed
                                      Rate Notes        Rate Notes
                                    --------------    ---------------
J.P. Morgan Securities Inc.........   $103,750,000     $  450,000,000
Salomon Smith Barney Inc...........    103,750,000        360,000,000
Banc One Capital Markets, Inc......     12,500,000        120,000,000
Banc of America Securities LLC.....              0         60,000,000
Jackson Securities Inc.............     15,000,000                  0
Loop Capital Markets, LLC..........     15,000,000                  0
The Williams Capital Group, L.P....              0         10,000,000


             Total.................   $250,000,000     $1,000,000,000


     The closing of the purchase and sale of the Offered Securities shall take place at the office of Davis Polk & Wardwell, 450 Lexington Avenue, at 10:00 A.M. (New York time) on September 10, 2001 or at such other time or on such other date, not later than September 17, 2001, as shall be designated by the Managers.

     The Offered Securities shall have the terms set forth in the Company's prospectus dated February 25, 2000, and the prospectus supplement dated September 5, 2001 (collectively, the "Prospectus"), including the following:

                              Floating Rate Notes


Title of Securities:           Floating Rate Notes due 2003


Aggregate principal amount:    $250,000,000

Price to Public:               100% of the principal amount, plus accrued
                               interest, if any, from September 10, 2001

Indenture:                     Indenture dated as of October 2, 1990 between the
                               Company and The Bank of New York (as
                               successor to Continental Bank, N.A.), as Trustee

Maturity:                      September 10, 2003

Interest Rate:                 A rate per annum equal to 3 month LIBOR plus 20
                               basis points, as more fully described in the
                               Prospectus and the Floating Rate Notes

Interest Payment Dates:        March 10, June 10, September 10 and December
                               10 of each year, commencing December 10, 2001

Optional Redemption
 Provisions:                   None

Sinking Fund Provisions:       None

Other Provisions:              None

Underwriters' Counsel:         Davis Polk & Wardwell

Address for Notices to         270 Park Avenue
 Underwriters:                 8/th/ Floor
                               New York, New York 10017

Form of Notes:                 Book-entry only form represented by one or more
                               global securities deposited with The Depository
                               Trust Company ("DTC") or its designated custodian for trading in the Same Day Funds Settlement
                               System of DTC, and to be made available for checking by the Managers at least twenty-four hours prior to the time of delivery at the office of DTC


                               Fixed Rate Notes

Title of Securities:           6 1/4% Notes due 2011

Aggregate principal            1,000,000,000
 amount:

Price to Public:               99.507% of the principal amount, plus accrued
                               interest, if any, from September 10, 2001

Indenture:                     Indenture dated as of October 2, 1990 between the
                               Company and The Bank of New York (as successor to Continental Bank, N.A.), as Trustee

Maturity:                      September 15, 2011

Interest Rate:                 6 1/4% per annum

Interest Payment Dates:        March 15 and September 15 of each year,
                               commencing March 15, 2002

Optional Redemption
 Provisions:                The Fixed Rate Notes may be redeemed, in whole at
                            any time or in part from time to time, at the Company's option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Fixed Rate Notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined in the Prospectus), the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Prospectus), plus 20 basis points, plus, in each case, accrued interest on the Fixed Rate Notes to be redeemed to the date of redemption.

Sinking Fund Provisions:    None

Other Provisions:           None

Underwriters' Counsel:      Davis Polk & Wardwell

Address for Notices to
 Underwriters:              270 Park Avenue
                            8/th/ Floor
                            New York, New York 10017

Form of Notes:              Book-entry only form represented by one or more
                            global securities deposited with DTC or its designated custodian for trading in the Same Day
                            Funds Settlement System of DTC, and to be made available for checking by the Managers at least twenty-four hours prior to the time of delivery at the office of DTC.


     All provisions contained in the Company's Underwriting Agreement Standard Provisions (Debt) dated September 5, 2001 (the "Provisions") attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, unless superceded by the provisions hereof and except as follows:

     The term "Managers" shall mean J.P. Morgan Securities Inc. and Salomon Smith Barney Inc.

     For purposes of this Agreement, Section V paragraph (D) of the Provisions shall be revised to read in its entirety:

          "The Managers shall have received on the date hereof and on the Closing Date letters, dated such dates, in form and substance satisfactory to the Managers, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and Prospectus relating to the Company and from PricewaterhouseCoopers LLP, independent public accountants, with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and Prospectus relating to The Earthgrains Company."

     The underwriters agree to reimburse the Company at the closing for $312,500 of expenses associated with the offering of the Notes.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                                        Very truly yours,


                                        J.P. MORGAN SECURITIES INC.
                                        SALOMON SMITH BARNEY INC.
                                        BANC ONE CAPITAL MARKETS, INC.
                                        BANC OF AMERICA SECURITIES LLC
                                        JACKSON SECURITIES INC.
                                        LOOP CAPITAL MARKETS, LLC
                                        THE WILLIAMS CAPITAL GROUP, L.P.

                                        Acting severally on behalf of themselves and the several Underwriters named above

                                        By: J.P. MORGAN SECURITIES INC.

                                        By: /s/ Jose C. Padilla
                                            --------------------------
                                            Name:  Jose C. Padilla
                                            Title: Vice President

                                        By: SALOMON SMITH BARNEY INC.

                                        By: /s/ Barbara Wansbrough
                                            --------------------------
                                            Name: Barbara Wansbrough
                                            Title: Vice President


Accepted:

SARA LEE CORPORATION

By: /s/ Diana S. Ferguson
    ----------------------
    Name: Diana S. Ferguson
    Title: Vice President and Treasurer

                                                                         Annex A



                             SARA LEE CORPORATION
                           (a Maryland corporation)



                            UNDERWRITING AGREEMENT
                          STANDARD PROVISIONS (DEBT)



                                                               September 5, 2001



     From time to time, Sara Lee Corporation, a Maryland corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     I. The Company proposes to issue from time to time debt securities (the "Securities") to be issued pursuant to the provisions of the Indenture dated as of October 2, 1990, (the "Indenture") between the Company and The Bank of New York, as successor to Continental Bank, N.A., as Trustee (the "Trustee"). The Securities will have varying designations, maturities, rates and times of payment of interest, selling prices, redemption terms and other terms.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and has filed with, or transmitted for filing with, the Commission a prospectus supplement or supplements specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities as filed with, or transmitted for filing with, the Commission pursuant to Rule 424. The term preliminary prospectus means any preliminary form of the Prospectus used in connection with the offering of the Offered Securities. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include, in each case, the material, if any, incorporated by reference therein.

     The term Underwriters' Securities means the Offered Securities to be purchased by the Underwriters herein. The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

     II. If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as defined in IV below), the Company will pay the Managers as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

     If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Managers determine that such reduction shall be otherwise and so advises the Company.

     III. The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Managers' judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

     IV. Payment for the Underwriters' Securities shall be made by wire transfer payable in same-day funds to an account specified by the Company at the time and place set forth in the Underwriting Agreement, upon delivery to the Managers for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Managers shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the Closing Date.

     V. The several obligations of the Underwriters hereunder are subject to the following conditions:

          A. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change in the financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Managers shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

          B. The Managers shall have received on the Closing Date an opinion of Roderick A. Palmore, Senior Vice President, Secretary and General Counsel of the Company or other counsel satisfactory to the Managers, dated the Closing Date, to the effect set forth in Exhibit A and an opinion from Sidley Austin Brown & Wood, outside counsel for the Company, dated the Closing Date to the effect set forth in Exhibit B.

          C. The Managers shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C.

          D. The Managers shall have received on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to the Managers, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

          E. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, or an announcement with no implication of a possible downgrading, of such rating).

     VI. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

          A. To furnish the Managers, without charge, three signed copies of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph C below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Managers may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference in the Prospectus.

          B. Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Managers a copy of each such proposed amendment or supplement.

          C. If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or to supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          D. To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Managers may designate; provided, however, that in no event shall the Company be required to qualify as a foreign corporation or be obligated to file a general consent to service of process in any jurisdiction in which it is not now so registered.

          E. To make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.

          F. During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities without the prior written consent of the Managers.

     VII. The Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Offered Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder and
(v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to (i) the part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended, of the Trustee and (ii) statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph C of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein.

     Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportions as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses (including expenses of local counsel) reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Article VII, no Underwriter shall be
required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

     The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(iii) acceptance of and payment for any of the Offered Securities.

       VIII. This Agreement shall be subject to termination in the absolute discretion of the Managers, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Managers, impracticable to market the Offered Securities.

       IX. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Securities to be purchased, each non-defaulting Underwriter shall be obligated severally in the proportion which the principal amount of Offered Securities set forth opposite its name in the Underwriting Agreement pursuant to which the Offered Securities are being purchased bears to the aggregate principal of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided, however, that in no event shall the principal amount of Offered Securities which any Underwriter has agreed to purchase pursuant to such Underwriting Agreement be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate principal amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Securities to be purchased, and arrangements satisfactory to the Managers and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case the non-defaulting Underwriters shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                      SCHEDULE I


                           DELAYED DELIVERY CONTRACT

                                                                          , 200_



Dear Sirs:

     The undersigned hereby agrees to purchase from Sara Lee Corporation, a Maryland corporation (the "Company"), and the Company agrees to sell to the undersigned

                                  $____________

principal amount of the Company's [state title of issue] (the
"Securities"), offered by the Company's prospectus dated ________________, 200_ and Prospectus Supplement dated _______________, 200_, receipt of copies of which are hereby acknowledged, at a purchase price of ___% of the principal amount thereof plus accrued interest thereon from the dates and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

     The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:


                                        Plus Accrued
 Delivery Date     Principal Amount    Interest From:
--------------   --------------------  -------------

______________   $ __________________  _____________
______________   $ __________________  _____________
______________   $ __________________  _____________


     Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

     Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of ________________________, New York, N.Y., at 10:00 A.M. (New York time)
on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     This contract shall be governed by and construed in accordance with the laws of the State of New York.

     If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.


                                        Yours very truly,


                                        -----------------------------
                                        (Purchaser)


                                        By
                                          ---------------------------


                                        -----------------------------
                                        Name:
                                        Title:

                                        -----------------------------

                                        -----------------------------
                                        (Address)

Accepted:

SARA LEE CORPORATION


By
  ----------------------------
  Name:
  Title:

                  PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

     The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

                  Telephone No.
   Name       (Including Area Code)        Department

----------    ----------------------       -----------

----------    ----------------------       -----------

----------    ----------------------       -----------

----------    ----------------------       -----------

                                                                       EXHIBIT A

                       Opinion of Roderick A. Palmore,
      Senior Vice President, General Counsel and Secretary of the Company

     The opinion of Roderick A. Palmore, Senior Vice President, General Counsel and Secretary of the Company, to be delivered pursuant to the Underwriting Agreement shall be to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to obtain such qualification or be in good standing would not reasonably be expected to have a material adverse effect on the present consolidated financial condition of the Company and its consolidated subsidiaries, taken as a whole;

          (ii) each "significant subsidiary" (as defined in Regulation S-X of the Securities and Exchange Commission) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to obtain such qualification or be in good standing would not reasonably be expected to have a material adverse effect on the present consolidated financial condition of the Company and its consolidated subsidiaries, taken as a whole; and all of the issued and outstanding capital stock of each such subsidiary has been duly and validly issued and is fully paid and non-assessable and the Company owns its interest in the capital stock of each such subsidiary free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

          (iii) the Indenture has been duly authorized, executed and delivered by the Company;

          (iv) the Offered Securities have been duly authorized by the Company;

          (v) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (vi) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company;

          (vii) the execution, delivery and performance by the Company of the Underwriting Agreement and the sale of the Offered Securities as provided therein will not result in any violation or contravention of any provisions of (1) to the best of such counsel's knowledge, applicable law, (2) the charter or by-laws of the Company or (3) any indenture, mortgage or other agreement known to such counsel to which the Company or any of its subsidiaries is bound, except, with respect to (3), violations or contraventions which would not reasonably be expected to have a material adverse effect on the present consolidated financial condition of the Company and its consolidated subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no consent, approval or authorization of any governmental body is required, except such as are specified and have been obtained; and

          (viii) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus (except for financial statements contained or incorporated by reference therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder, and (2) is of the opinion that the Registration Statement (except for financial statements contained or incorporated by reference therein, as to which such counsel need not express any opinion), when it became effective, and the Prospectus (except for financial statements contained therein, as to which such counsel need not express any opinion), as amended or supplemented, if applicable, on the date of the Underwriting Agreement, complied as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder.

          In addition, such counsel shall state that such counsel or lawyers on his staff participated in the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference in the Prospectus and nothing has come to such counsel's attention that leads him to believe that either the Registration Statement (except for financial statements, financial data and supporting schedules contained or incorporated by reference therein, as to which such counsel need not express any belief), at the time it became effective, or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed with the Securities and Exchange Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, contained an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (except for financial statements, financial data and supporting schedules contained or incorporated by reference therein, as to which such counsel need not express any belief), as of the date of the Prospectus and on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT B

                     Opinion of Sidley Austin Brown & Wood

     The opinion of Sidley Austin Brown & Wood, special counsel to the Company, to be delivered pursuant to the Underwriting Agreement shall be to the effect that:

          (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and, assuming the due authorization, execution and delivery thereof by the Company and the Trustee, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (ii) assuming that the Offered Securities have been duly authorized by the Company, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Managers in accordance with the terms of the Underwriting Agreement, the Offered Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (iii) assuming that the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and each other party thereto, the Delayed Delivery Contracts, if any, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (iv) the Offered Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus; and the statements in the Prospectus under the captions "Description of Debt Securities" (except for the statements set forth under "--Form and Exchange of Debt Securities"), "Plan of Distribution," "Description of the Notes" (except for the statements set forth under "-- Book Entry System; Delivery and Form") and "Underwriting," to the extent that such statements constitute summaries of certain provisions of the Offered Securities, the Indenture and the Underwriting Agreement, have been reviewed by such counsel and are correct in all material respects;

          (v) such counsel is of the opinion that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need not express any opinion), at the time it became effective, complied as to form in all material respects with the requirements of the Securities Act of 1933 and the rules and regulations thereunder.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, including its independent public accountants, in the preparation of (A) the Registration Statement and (B) the Prospectus (which representatives of the Managers and counsel to the Managers participated in) and, except as set forth in (iv) above, although such counsel are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus and have not made any independent check or verification thereof, nothing has come to such counsel's attention that causes them to believe that either the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need not express any belief), at the time it became effective, or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed with the Securities and Exchange Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, contained an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need not express any belief), as of the date of the Prospectus and on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Such counsel may limit their opinion letter to the federal laws of the United States and the laws of the State of New York.

                                                                       EXHIBIT C

                    Opinion of Counsel for the Underwriters

     The opinion of counsel for the Underwriters, to be delivered pursuant to
Article V, paragraph C of the document entitled Sara Lee Corporation Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

          (i) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act of 1939,

          (ii) the Offered Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company in accordance with their terms,

          (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity thereunder may be limited by applicable law,

          (iv) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company,

          (v) the statements in the Prospectus under "Description of Debt Securities", "Plan of Distribution", "Description of the Notes" and "Underwriting", insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings and

          (vi) such counsel (1) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations thereunder and (2) believes that (except for the financial statements contained therein, as to which such counsel need not express any belief) the Registration

     Statement and the Prospectus on the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                                      C-2